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                                                                    EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS

        We hereby consent to the use in this Registration Statement on Form SB-2 of our report, dated October 16, 1998, except for Note 10 as to which the date is October 30, 1998, relating to the consolidated financial statements of American Diversified Holdings, Inc. and subsidiaries and our report dated March 16, 1998, except for the last paragraph of Note 9 as to which the date is March 31, 1998, related to the financial statements of James Buchanan Rea, Inc. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus.

                                        /s/ McGladrey & Pullen, LLP
                                        ----------------------------------------
                                        MCGLADREY & PULLEN, LLP


New York, New York
November 9, 1998